AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of August, 2009, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust") on behalf of its separate series, the Akre Focus Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit U to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/Robert M. Slotky	By: /s/Michael R. McVoy

Name: Robert M. Slotky	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit U
to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series	Date Added
Akre Focus Fund	on or after August 3, 2009

Multiple Series Trust FUND ADMINISTRATION & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE at August, 2009

Domestic & Fixed Income Funds
Annual Fee Based Upon Market Value Per Fund*
 7 basis points on the first $300 million
5 basis points on the next $500 million
3 basis points on the balance above $800 million
Minimum annual fee:  $35,000 per fund

Multiple Classes
▪ $10,000 for each additional class

Advisor Information Source Web Portal
▪ $150 /fund/month
▪ $500 /fund/month for clients using an external administration service
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed

Chief Compliance Officer Fee*
▪ $11,000 /year

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services
Available but not included above are the following services – legal administration, SEC §15(c) reporting, daily fund compliance testing, and daily performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Akre Capital Management, LLC

By: /s/Andrew Schaefer

Name: Andrew Schaefer

Title:_____________________________   Date:__________________________

Exhibit U (continued) to the PMP Fund Administration Servicing Agreement
FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE August, 2009
Multiple Classes – Add the following for each class beyond the first class:
▪ 1 basis point at each level
▪ $15,000 per class minimum
Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
Additional Services:
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $10,000 per project
▪ Subsequent new share class launch – $7,500 per project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements
Daily Pre- and Post-Tax Performance Reporting
▪ Performance Service – $300 /CUSIP/month
▪ Setup – $100 /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $2,500 setup per FTP site
Daily Compliance Services (Charles River)
▪ Base fee – $15,000 /fund/year
▪ Setup – $2,000 /fund group
▪ Data Feed  – $0.15 /security/month
Advisor Information Source Web Portal
▪ $150 /fund/month
▪ $500 /fund/month for clients using an external administration service
▪ $200 /hour custom development – quoted based upon client requirements
SEC §15(c) Reporting
▪ $2,000 per fund per report – first class
▪ $600 per additional class report
Electronic Board Materials
▪ USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪ Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪ Complete application, data and user security – data encryption and password protected
▪ On-line customized board materials preparation workflow
▪ Includes web-based and local/off-line versions
▪ Includes complete initial and ongoing user training
▪ Includes 24/7/365 access via toll free number
▪ Includes remote diagnostics for each user, including firewall and network issues
▪ Triple server backup / failover
Annual Fee
▪ $24,000 per year (includes 10 external users)
▪ $800 per year per additional user
▪ $4,000 implementation / setup fee

Advisor’s Signature below acknowledges approval of the fee schedule above.
Akre Capital Management, LLC

By: /s/Andrew Schaefer

Name: Andrew Schaefer

Title:_____________________________                                                                                                           Date:_________________